Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



E-REX,  Inc.
11645  Biscayne  Boulevard,  Suite  210
Miami,  FL  33181

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of the following report filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8:

          1. Our report dated March 15, 2001, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-K for the year ended December 21, 2000.


September  25,  2001


Gately  &  Associates,  LLC


By:
     James  P.  Gately